Exhibit 10.6
DEED OF TRUST

THIS INDENTURE, made this 26th day of July, 2017, between WEED Inc., whose address is: 4920 N. Post Trail, Tucson, AZ 85750, party of the first part, and the Public Trustee of the County of Huerfano in the State of Colorado, party of the second part, WITNESSETH:

THAT WHEREAS, the said WEED Inc., has executed a Promissory Note bearing even date herewith for the principal sum of Four hundred seventy-five thousand dollars,($475,000.00) payable to the order of A. R. Miller, whose address is 8905 153rd St., Wolfforth, TX 79382, after the date thereof with interest thereon from the date thereof at the rate of 5% per cent per annum, payable as follows: 4 consecutive semi-annual installments in the amount of $118,750.00 plus accrued interest commencing on January 26, 2018 and continuing on the 26th day of July and the 26th day of January each year, until the balance of principal and interest is paid in full. If any payment is 30 days or more late, then a late charge of $5,937.50 shall be due and payable. NO PRE-PAYMENT PENALTY.

AND WHEREAS, the said party of the first part is desirous of securing the payment of the principal and interest of said Promissory Note in whose hands soever the said Note may be.

NOW THEREFORE, the said party of the first part, in consideration of the premises, and for the purpose aforesaid, does hereby grant, bargain, sell and convey unto the said party of the second part, in trust forever, the following described property, situate in the County of Huerfano, and State of Colorado, to-wit:

Lots 7 through 17, Block 36, Town of La Veta, together with the South one-half of vacated Cucharas Street and the North one-half of the East-West Alley adjacent to said Lots 7 through 11, Block 36, vacated by La Veta Town Ordinance #116.

And

All that portion of the vacated West-Wet Alley adjacent to Lots, 7, 8, 9, 10 and 11, Block 36, Town of La Veta, together with that portion of Lot 24, Block 36, Town of La Veta adjacent thereto, County of Huerfano, State of Colorado

And

Lots 1 through 3 and 6 through 9, Block 2, Moore’s Park, County of Huerfano, State of Colorado.

TO HAVE AND TO HOLD the same, together with all the singular, the privileges and appurtenances, thereunto belonging: In Trust Nevertheless, that in case of default in the payment of said Note, or any part thereof, or in the payment of the interest thereon, according to the tenor and effect of said Note or in the payment of any prior encumbrance, principal or interest, if any, or in case default shall be made in or in case of violation or breach of any of the terms, conditions, covenants, or agreements herein contained, the beneficiary hereunder, or the legal holder of the indebtedness secured hereby may declare a violation of any of the covenants herein contained and elect to advertise said property for sale and demand such sale, then upon filing notice of such election and demand for sale with the said party of the second part, who shall upon receipt of such notice of election and demand for sale cause a copy of the same to be recorded in the recorder's office of the county in which said real estate is situated, it shall and may be lawful for said party of the second part to sell and dispose of the same (en masse or in separate parcels, as said Public Trustee may think best), and all the right, title and interest of said party of the first part, his heirs or assigns therein, at public auction at the east front door of the Courthouse in Walsenburg, County of Huerfano, and State of Colorado or on said premises of any part thereof, as may be specified in the notice of such sale, for the highest and best price the same will bring in cash, four weeks' public notice having previously given of the time and place of such sale, by advertisement, weekly, in some newspaper of general circulation at the time published in said County of Huerfano, a copy of which notice shall be mailed as provided by statute to said party of the first part at the address given and to such person or persons appearing to have acquired a subsequent record interest in said real estate at the address given in the recorded instrument, where only the county and state is given as the address then such notice shall be mailed to the county seat, and to make and give to the purchaser or purchasers of such property at such sale a certificate or certificates in writing describing such property purchased, and the sum or sums paid therefore, and the time when the purchaser or purchasers (or other person entitled thereto) shall be entitled to a deed or deeds therefore, unless the same shall be redeemed as is provided by law and said Public Trustee shall, upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person entitled to a deed and for the property purchased, at the time such demand is made, the time for redemption having expired, make and execute to such person or persons a deed or deeds shall be in the ordinary form of a conveyance, and shall be signed, acknowledged and delivered by the said Public Trustee as grantor, and shall convey and quit claim to such person or persons entitled to such deed, as grantee, the said property purchased as aforesaid, and all the right, title, interests, benefit and equity of redemption of the party of the first part, his heirs and assigns therein and shall recite the sum or sums for which the said property was sold and shall refer to the power of sale herein contained, and to the sale or sales made by virtue thereof; and in case of an assignment of such certificate or certificates of purchase, or in case of the redemption of such property by a subsequent encumbrancer, such assignment or redemption shall also be referred to in such deed or deeds; but the notice of sale need not be set out in such deed or deeds; and the said Public Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges and costs of making said sale, pay to the beneficiary hereunder or the legal holder of said note the principal and interest due on said note according to the tenor and effect thereof, and all monies advanced by such beneficiary or legal holder of said note for insurance, taxes, and assessments, with interest thereon at 12 percent per annum, rendering the overplus, if any, unto the said party of the first part, his legal representatives or assigns; which sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against the said party of the first part, his heirs or assigns and all other persons claiming the said property, or any part thereof, by, from, through or under said party of the first part, or any of them. The holder or holders of said note or notes may purchase said property or any part thereof; and it shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. If a release deed be required, it is agreed that the party of the first part, his heirs or assigns, will pay the expense thereof.

And the said party of the first part, for himself and for his heirs, executors, and administrators, covenants and agrees to and with the said party of the second part, that at the time of the ensealing of and delivery of these presents he is well seized of the said lands and tenements in fee simple and has good right, full power and lawful authority to grant, bargain, sell and convey the same in manner and form as aforesaid; hereby fully and absolutely waiving and releasing all rights and claims he may have in or to said lands, tenements, and property as a Homestead Exemption, or other exemption, under and by virtue of any act of the General Assembly of the State of Colorado or the act of Congress of the United States of America now existing or which may hereafter be passed in relation thereto; and that the same are free and clear of all liens and encumbrances whatever, and he will defend the quiet and peaceable possession of the said party of the second part, his successors and assigns, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, the said party of the first part shall and will warrant and forever defend.

AND THAT DURING THE CONTINUANCE of said indebtedness or any part thereof, the said party of the first part will in due season pay all taxes and assessments levied on said property; all amounts due on account of principal and interest on prior encumbrances, if any; and will keep all buildings that may at any time be on said lands, insured against loss by fire with extended coverage endorsement in such company or companies as the holder of said note may, from time to time direct, for such sums as such company or companies will insure for, not to exceed the amount of said indebtedness, except at the option of said party of the first part, with loss, if any, payable to the beneficiary hereunder, as his interest may appear, and will deliver the policy or policies of insurance to the beneficiary hereunder, as further security for the indebtedness aforesaid. And in case of the failure of said party of the first part to thus insure and deliver the policies of insurance, or to pay such taxes or assessments or amounts due or to become due on any prior encumbrance, if any, then the holder of said note, or any of them, may procure such insurance, or pay such taxes or assessments or amounts due upon prior encumbrances, if any, and all monies thus paid, with interest thereon, at 12 per cent per annum, shall become so much additional indebtedness, secured by this deed of trust, and shall be paid out of the proceeds of the sale of the property aforesaid, if not otherwise paid by the said party of the first part, and such failure shall be a violation or breach of the covenant and agreement.

If all or any part of the property or an interest therein is sold or transferred by first party without beneficiary's prior written consent, excluding (a) the creation of a lien or encumbrance subordinate to this Deed of Trust, (b) the creation of a purchase money security interest for household appliances, (c) a transfer by devise, decent or by operation of law upon the death of a joint tenant, or (d) the grant of any leasehold interest of three years or less not containing an option to purchase, beneficiary may, at beneficiary's option declare all the sums secured by this Deed of Trust to be immediately due and payable. Beneficiary shall have waived such option to accelerate if, prior to the sale or transfer, beneficiary and the person to whom the property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to beneficiary and that the interest payable on the sums secured by this Deed of Trust shall be at such rate as beneficiary shall request.

AND THAT IN CASE OF ANY DEFAULT, whereby the right of foreclosure occurs hereunder, the said party of the second part or the holder of said note or certificate of purchase, shall at once become entitled to the possession, use and enjoyment of the property aforesaid, and to the rents, issues and profits thereof, from the accruing of such right and during the pendency of foreclosure proceedings and the period of redemption, if any there be; and such possession shall at once be delivered to the said party of the second part or the holder of said note or certificate of purchase on request, and on refusal, the delivery of such possession may be enforced by the said party of the second part or the holder of said note or certificate of purchase by any appropriate civil suit or proceeding, and the said party of the second part, or the holder of said note of certificate of purchase, or any thereof, shall be entitled to a Receiver for said property, and of the rents, issues and profits thereof, after any such default, including the time covered by foreclosure proceedings and the period of redemption, if any there be, and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of the party of the first part or of the then owner of said property and without regard to the value thereof, and such Receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being hereby expressly waived and all rents, issues and profits, income and revenue therefrom shall be applied by such Receiver to the payment of the indebtedness hereby secured, according to law and the orders and directions of the court.

AND, that in case of default in any of said payments of principal or interest, according to the tenor and effect of said promissory note aforesaid, or any of them, or any part thereof, or of a breach or violation of any of the covenants or agreements herein, by the party of the first part, his executors, administrators or assigns, then and in the case the whole of said principal sum hereby secured, and the interest thereon to the time of sale, may at once, at the option of the legal holder thereof, become due and payable, and the said property be sold in the manner and with the same effect as if the said indebtedness had matured, and that if foreclosure be made by the Public Trustee, a reasonable attorney's fee for services in the supervision of said foreclosure proceedings shall be allowed by the Public Trustee as a part of the costs of foreclosure, and if foreclosure be made through the courts a reasonable attorney's fee shall be taxed by the Court as a part of the costs of such foreclosure proceedings.

In this Deed of Trust and any instrument of indebtedness, the singular shall include the plural; the masculine shall include the feminine and neuter genders.

Should any provisions of this Deed of Trust be found to violate the statutes or Court decisions of the State of Colorado, or of the United States, such provision shall be deemed to be amended to comply with and conform to such statutes and decisions.

IN WITNESS WHEREOF, the said party of the first part has hereunto set his hand the day and year first above written.

WEED Inc.

By:
Glenn E. Martin, President & CEO

STATE OF	)
)ss.
COUNTY OF	)

The foregoing Deed of Trust was acknowledged before me this ____ day of July, 2017, by WEED Inc., by Glenn E. Martin, President & CEO.

WITNESS MY HAND AND OFFICIAL SEAL.

My Commission Expires:	Notary Public

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